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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Centennial Cellular Corp. on Form S-4 of our reports dated July 17, 1998 appearing in the Annual Report on Form 10-K of Centennial Cellular Corp. for the year ended May 31, 1998 and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Stamford, Connecticut
May 13, 1999